UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2020

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230, Santa Monica, CA 90404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300
Catasys, Inc.
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 16, 2020, Ontrak, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The following matters were considered:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	For	Withhold	Broker Non-Vote

1. Terren S. Peizer	13,532,141	344,794	1,215,364
2. Richard A. Berman	13,530,616	346,319	1,215,364
3. Michael Sherman	13,529,601	347,334	1,215,364
4. Edward Zecchini	13,530,027	346,908	1,215,364
5. Diane Seloff	13,530,934	346,001	1,215,364
6. Robert Rebak	13,539,475	337,460	1,215,364
7. Gustavo Giraldo	13,540,994	335,941	1,215,364

2. Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the 2020 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
13,016,411	1,251,088	803,746	21,054

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: July 17, 2020	By:	/s/ Brandon LaVerne
Brandon LaVerne
Chief Financial Officer